                                                                    EXHIBIT 2.10

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                          NOTEHOLDER SECURITY AGREEMENT

                                     MADE BY

           CONSTRUCTORA INTERNACIONAL DE INFRAESTRUCTURA, S.A. DE C.V.

                                    AS ISSUER

                                       TO

                                 CITIBANK, N.A.,

                                 AS NOTE TRUSTEE

                          DATED AS OF FEBRUARY 26, 2004

================================================================================

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                                TABLE OF CONTENTS

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                                                                           Page
                                                                           ----
SECTION 1.  Definitions; Rules of Construction..........................    1
SECTION 2.  Pledge and Grant of Security................................    1
SECTION 3.  Security for Obligations....................................    2
SECTION 4.  Continuing Security Interest; Release.......................    2
SECTION 5.  Representations and Warranties..............................    2
SECTION 6.  Further Assurances..........................................    3
SECTION 7.  Filing of Financing Statements; Chief Executive Office......    3
SECTION 8.  Note Trustee Appointed Attorney-in-Fact.....................    4
SECTION 9.  The Note Trustee's Duties...................................    4
SECTION 10. Remedies and Waivers........................................    4
SECTION 11. Amendments; Etc.............................................    6
SECTION 12. Notices.....................................................    6
SECTION 13. Severability................................................    6
SECTION 14. Reinstatement...............................................    6
SECTION 15. GOVERNING LAW...............................................    6
SECTION 16. WAIVER OF JURY TRIAL........................................    6
SECTION 17. Submission to Jurisdiction..................................    7
SECTION 18. Execution in Counterparts...................................    7
SECTION 19. Headings....................................................    8
SECTION 20. Successors and Assigns......................................    8

            SECURITY AGREEMENT, dated as of February ___, 2004 (this "Agreement"), made by CONSTRUCTORA INTERNACIONAL DE INFRAESTRUCTURA, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico (the "Issuer"), to CITIBANK, N.A., as Note Trustee (together with its successors in such capacity, the "Note Trustee") on behalf of, and for the benefit of, the Holders (as defined in the Indenture referred to below).

                             PRELIMINARY STATEMENTS

            1. The Issuer has entered into a Note Indenture, dated as of February __, 2004 (as the same may be amended, supplemented or otherwise modified from time to time, the "Indenture"), with Citibank, N.A., as Note Trustee. Pursuant to the Indenture, the Noteholder Depositary Bank (as defined in the Indenture), at the request of the Note Trustee, is to establish certain securities accounts, each of which shall be pledged to the Note Trustee for the benefit of the Holders (as defined in the Indenture) to secure the due and punctual payment of the interest and other obligations of the Issuer to the Holders and the Note Trustee under the Indenture.

            2. Pursuant to the Indenture, the Note Trustee has been appointed as trustee for the Holders with the authority to act on behalf of the Holders.

            NOW, THEREFORE, in consideration of the foregoing and in order to induce the Note Trustee to enter into the Indenture, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and further acknowledging that the Holders intend to rely on the undertakings of the Issuer hereunder, the parties hereto agree as follows:

            SECTION 1. Definitions; Rules of Construction. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Indenture, or if not defined herein or therein, the Common Agreement (as defined in the Indenture). Further, unless otherwise defined herein, in the Indenture or the Common Agreement, terms used in Article 8 or Article 9 of the Uniform Commercial Code in effect in the State of New York (the "UCC") are used herein as therein defined. The principles of construction set forth in Sections 1.02 and 1.03 of the Common Agreement are incorporated herein by reference, mutatis mutandis, as if fully set forth herein.

            SECTION 2. Pledge and Grant of Security. The Issuer hereby pledges to the Note Trustee for the benefit of the Holders, and hereby grants to the Note Trustee for the benefit of the Holders, a security interest in, and lien on, all of the Issuer's present and future right, title and interest in and to
(a) the Note Interest Account, the Note Proceeds Account and the Note Prepayment Account (including all sub-accounts thereof), (b) all cash, cash equivalents, securities, investments, financial assets, Security Entitlements (as defined in the Noteholder Depositary Agreement), payments, other amounts, and all other items of property from time to time held, maintained or carried in, or credited or deposited in, any of the Noteholder Accounts, including Permitted Investments, (c) all rights, claims and causes of action, if any, that the Issuer may have against any Person in respect of the foregoing and (d) all proceeds of any or all of the foregoing (the property described in this Section 2, the "Note Collateral").

            SECTION 3. Security for Obligations.

            (a) This Agreement secures the prompt and complete payment and performance of all the Obligations of the Issuer to the Holders and the Note Trustee. Without limiting the generality of the foregoing, this Agreement also secures the payment of all amounts that constitute part of the Obligations and would be owed by the Issuer to the Holders and the Note Trustee but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Issuer.

            (b) Notwithstanding anything to the contrary contained herein, execution of this Agreement shall not diminish the Note Trustee's or the Holders' rights as Secured Parties under the Security Agreement dated the date hereof between the Issuer and the Collateral Agent.

            SECTION 4. Continuing Security Interest; Release.

            (a) This Agreement shall create a continuing security interest in the Note Collateral and shall remain in full force and effect until the indefeasible payment and performance in full of the Obligations of the Issuer to the Holders and the Note Trustee.

            (b) The Issuer agrees that this Agreement, the security interest granted pursuant to this Agreement and all rights, remedies, powers and privileges provided to the Note Trustee under this Agreement are in addition to, and not in any way affected or limited by, any other security now or at any time held by the Note Trustee to secure payment and performance of the Obligations of the Issuer to the Holders and the Note Trustee.

            SECTION 5. Representations and Warranties. The Issuer represents and warrants as follows (such representations and warranties being made as of the date hereof):

            (a) The Issuer's exact legal name is Constructora Internacional de Infraestructura, S.A. de C.V.

            (b) The chief executive office of the Issuer is located at the Issuer's address specified on the signature pages hereto.

            (c) No effective financing statement or other instrument similar in effect covering all or any part of the Note Collateral is on file in any recording office.

            (d) The terms of the Noteholder Depositary Agreement are sufficient to perfect the security interest in the Note Collateral pledged by the Issuer hereunder, and such security interest, as so perfected, has first priority.

            (e) The Issuer has no legal or equitable interest in or control over the Note Collateral.

            (f) The Note Collateral would not be part of the Issuer's estate under Section 541 of the Bankruptcy Code.

            (g) The proceeds of the Note Collateral made available to the Issuer from time to time by the Noteholder Depositary Bank, acting at the written direction of the Note Trustee pursuant to this Agreement, the Noteholder Depositary Agreement and the Note Indenture (other than amounts transferred by the Noteholder Depositary Bank to the Offshore Depositary Bank pursuant to Section 2.2(a) of the Noteholder Depositary Agreement), shall constitute an extension of credit from the Holders to the Issuer. Any amounts credited from time to time to the Note Prepayment Account may only be transferred to the Note Trustee and the Holders and, until all of the Obligations from the Issuer to the Holders and the Note Trustee have been indefeasibly paid in full, any amounts on deposit in the Note Interest Account may only be transferred to the Note Trustee and the Holders, in accordance with the Financing Documents.

            SECTION 6. Further Assurances.

            (a) The Issuer agrees that from time to time, at the expense of the Issuer, the Issuer shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Note Trustee may reasonably request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby or to enable the Note Trustee to exercise and enforce its rights and remedies hereunder with respect to the Note Collateral. Without limiting the generality of the foregoing, the Issuer shall execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, with a copy thereof to the Note Trustee, as may be necessary or desirable, or as the Note Trustee may reasonably request, in order to perfect and preserve the pledge, assignment and security interest granted or purported to be granted hereby.

            (b) The Issuer shall, if any Note Collateral shall be evidenced at any time by a promissory note or other instrument or chattel paper, deliver and pledge to the Note Trustee hereunder such note, instrument or chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Note Trustee.

            (c) The Issuer shall furnish to the Note Trustee from time to time statements and schedules further identifying and describing the Note Collateral and such other reports in connection with the Note Collateral as the Note Trustee may request, all in reasonable detail.

            SECTION 7. Filing of Financing Statements; Chief Executive Office.

            (a) The Issuer hereby authorizes the Note Trustee to cause the filing of one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Note Collateral without the signature of the Issuer where permitted by Law. A photocopy or other reproduction of this Agreement or any security agreement or financing statement covering the Note Collateral or any part thereof shall be sufficient as a financing statement where permitted by law; provided however, that nothing contained herein shall be construed to relieve the Issuer from its duty to maintain perfected a first priority security interest in the Collateral.

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            (b)   The Issuer shall keep its chief executive office at the
location therefor specified in Section 5(b) hereof or, upon thirty calendar days' prior written notice to the Note Trustee, at such other location where all action required to protect, preserve and maintain the lien and security interest created hereby and the priority thereof shall have been taken with respect to the Note Collateral.

            SECTION 8. Note Trustee Appointed Attorney-in-Fact.

            (a) The Issuer hereby appoints the Note Trustee as the Issuer's attorney-in-fact, with full authority in the place and stead of the Issuer and in the name of the Issuer or otherwise, from time to time in the Note Trustee's discretion at any time that an Event of Default shall have occurred and be continuing, to take any action and to execute any instrument which the Note Trustee may deem necessary or advisable to accomplish the purposes of this Agreement. Such appointment is coupled with an interest and is irrevocable.

            (b) Anything herein contained to the contrary notwithstanding, neither the Note Trustee, nor any Secured Party, nor any of their respective nominees or assignees shall have any obligation or liability by reason of, or arising out of, this Agreement to make any inquiry as to the nature or sufficiency of, to present or file any claim with respect to, or to take any action to collect or enforce the payment of, any amounts to which they may be entitled at any time or times by virtue of this Agreement or exercise any powers granted or conferred to them hereunder.

            SECTION 9. The Note Trustee's Duties. The powers conferred on the Note Trustee hereunder are solely to protect its interest in the Note Collateral and shall not impose any duty upon it to exercise any such powers. Except as otherwise set forth in the Indenture and for the safe custody of any Note Collateral in its possession and the accounting for moneys actually received by it hereunder and as otherwise required by law, the Note Trustee shall have no duty as to any Note Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Note Collateral and no such duties shall be implied as arising hereunder. The Note Trustee shall be deemed to have exercised reasonable care in the custody and preservation of any Note Collateral in its possession if such Note Collateral is accorded treatment substantially equal to that which it accords its own property and no such duties shall be implied as arising hereunder.

            SECTION 10. Remedies and Waivers.

            (a)   If an Event of Default shall have occurred and be continuing:

            (i) Subject to the Intercreditor Agreement and the Common Agreement, the Note Trustee may exercise in respect of the Note Collateral, in addition to other rights and remedies provided for herein or under the Financing Documents or otherwise available to it, all the rights and remedies of a secured party under the UCC.

            (ii) Subject to the Common Agreement and the Intercreditor Agreement, any cash held by the Note Trustee as Note Collateral and all cash proceeds received by the Note Trustee in respect of any sale of, collection from, or other realization upon, all or any part of the Note Collateral may, in the discretion of the Note Trustee, be held by the

      Note Trustee as collateral for, and/or then or at any time thereafter be applied in whole or in part by the Note Trustee for the benefit of the Issuer and the Note Trustee against all, or any part of, the Obligations of the Issuer to the Holders and the Note Trustee that are then due and owing in accordance with the terms of the Indenture and the other Financing Documents.

            (iii) The Note Trustee may exercise all other rights and remedies permitted by law or in equity.

            (b) The Issuer hereby waives presentment, demand, protest, advertisement or any notice (to the extent permitted by Law) of any kind in connection with this Agreement or the Note Collateral or the exercise by the Note Trustee of any right or remedy hereunder or in respect thereof.

            (c) THE ISSUER HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE NOTE TRUSTEE'S DISPOSITION OF ANY OF THE NOTE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH THE ISSUER WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE.

            (d) The Issuer hereby further waives, to the extent permitted by law, and releases the Note Trustee from:

            (i) all claims, damages and demands against the Note Trustee arising out of the repossession, retention or sale of all or any part of the Note Collateral, except any damages that are the direct result of the Note Trustee's gross negligence or willful misconduct;

            (ii) all claims, damages and demands against the Note Trustee arising by reason of the fact that the price at which the Note Collateral, or any part thereof, may have been sold at a private sale was less than the price that might have been obtained at public sale or was less than the aggregate amount of the Obligations owing from the Issuer to the Holders and the Note Trustee, even if the Note Trustee accepts the first offer received that the Note Trustee in good faith deems to be commercially reasonable under the circumstances and does not offer the Note Collateral, or any portion thereof, to more than one offeree;

            (iii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Note Trustee's rights hereunder; and

            (iv) all equities or rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any Law in order to prevent or delay the enforcement of this Agreement or the absolute sale or other disposition of the Note Collateral or any portion thereof, and the Issuer, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such Laws.

            (e) To the extent permitted by Law, any sale of, or the grant of options to purchase, or any other realization upon, any Note Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Issuer therein and thereto, and shall be a perpetual bar both at law and in equity against the Issuer and against any and all Persons claiming or attempting to claim the Note Collateral so sold, option or realized upon, or any part thereof, from, through and under the Issuer.

            SECTION 11. Amendments; Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Issuer herefrom, shall in any event be effective unless the same shall be in writing and signed by the Issuer and the Note Trustee, and then such waiver or consent shall be effective only in the specific instances and for the specific purpose for which given. No delay on the part of the Note Trustee or any Holder in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial waiver by the Note Trustee or any Holder of any right, power or remedy preclude any further exercise thereof, or the exercise of any other right, power or remedy. The remedies herein provided are cumulative, and not exclusive of, any remedies provided by law.

            SECTION 12. Notices. All notices and other communications hereunder shall be given in the manner set forth in the Indenture.

            SECTION 13. Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of any provision in any other jurisdiction.

            SECTION 14. Reinstatement. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Note Trustee in respect of the Obligations from the Issuer to the Holders and the Note Trustee is rescinded or must otherwise be restored or returned by the Note Trustee upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Issuer or upon the appointment of any intervenor or conservator of, or trustee or similar official for, the Issuer or any substantial part of its assets, or otherwise, all as though such payments had not been made.

            SECTION 15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

            SECTION 16. WAIVER OF JURY TRIAL. THE ISSUER AND BY ITS ACCEPTANCE HEREOF, THE NOTE TRUSTEE, HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER.

            SECTION 17. Submission to Jurisdiction.

            (a) Each of the parties hereto hereby (i) expressly and irrevocably submits and consents to the jurisdiction of any State or Federal court located in the Borough of Manhattan, and any appellate court having jurisdiction over appeals from any of such courts, in any action to resolve any controversy or claim arising out of this Agreement, (ii) agrees that all claims in such action may be decided in any such court, (iii) irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum, (iv) irrevocably and unconditionally waives, to the fullest extent it may effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any such court, (v) to the extent the Issuer has or hereafter may acquire any immunity (sovereignty or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its properties, the Issuer irrevocably waives and agrees not to plead or claim such immunity in respect of its Obligations under this Agreement, and (vi) consents to the service of process by registered or certified mail (or any substantially similar form of mail), postage prepaid and return receipt requested, or by personal service within or without the State of New York, at the address for notices referred to in Section 12. A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions. Furthermore, each party hereby submits to the competent courts of its corporate domicile in any action or proceeding against it in connection with this Agreement. Nothing herein shall affect the right of any party to bring legal action or proceedings in any other competent jurisdiction.

            (b) The Issuer hereby irrevocably appoints CT Corporation System (the "Process Agent"), with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011, as its agent to receive on its behalf and on behalf of its properties, service of process that may be served in any such action. Service upon the Process Agent shall be deemed to be personal service on the Issuer and shall be legal and binding upon the Issuer for all purposes notwithstanding any failure to mail copies of such legal process to the Issuer, or any failure on the part of the Issuer to receive the same. The Issuer agrees that it shall at all times continuously maintain an agent to receive service of process in the State of New York on behalf of itself and its properties, and, in the event that for any reason the Process Agent shall not serve as agent for the Issuer to receive service of process in the State of New York on its behalf, the Issuer shall promptly appoint a successor satisfactory to the Note Trustee so to serve, advise the Note Trustee thereof, and deliver to the Note Trustee evidence in writing of the successor agent's acceptance of such appointment. Nothing herein shall affect the right of any party to effect service of process in any other manner permitted by applicable law.

            (c) To the extent the Issuer may, in any action or proceeding arising out of or relating to this Agreement brought in Mexico or elsewhere, be entitled under applicable Law to require or claim that any Holder or the Note Trustee post security for costs or take similar action, the Issuer hereby irrevocably waives and agrees not to claim the benefit of such entitlement.

            SECTION 18. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

            SECTION 19. Headings. The headings of the various articles, sections and paragraphs of this Agreement are for convenience of reference only, do not constitute a part hereof and shall not affect the meaning or construction of any provision hereof.

            SECTION 20. Successors and Assigns. This Agreement shall be binding upon and inure solely to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns; provided, that the Issuer may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of the Note Trustee (other than an assignment to CFE permitted in accordance with Section 11.06 of the Common Agreement). Without limiting the foregoing, if any Holder assigns or otherwise transfers all or any portion of its rights in the Obligations to the extent and in the manner provided in the Indenture, such assignee, as a Holder, shall thereupon become vested with all the benefits in respect thereof granted to the Holders herein or otherwise.

            IN WITNESS WHEREOF, the Issuer has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                 CONSTRUCTORA INTERNACIONAL DE
                                    INFRAESTRUCTURA, S.A. DE C.V.

                                 By:_____________________________________
                                    Name:
                                    Title:

                                 Address:

                                 Constructora Internacional de Infraestructura,
                                   S.A. de C.V.
                                 c/o Empresas ICA, Sociedad Controladora,
                                   S.A. de C.V.
                                 Mineria 145, Edificio D, 3 Piso
                                 11800 Mexico, D.F., Mexico
                                 Attention: Dr. Jose Luis Guerrero A.
                                 Telephone: (5255) 5272-9991 ext. 2060

Agreed and Accepted:

CITIBANK, N.A.,
   not in its individual capacity,
   but solely as Note Trustee

By:_____________________
   Name:
   Title:

By:_____________________
   Name:
   Title:

                                       S-2